Exhibit 99.1

Media Contact:	Vance Meyer
(904) 359-3161
Investor Contact:	David Baggs
(904) 359-4812
CSX REPORTS FOURTH-QUARTER EPS OF $1.03 AND RECORD
SURFACE TRANSPORTATION OPERATING INCOME
          JACKSONVILLE, Fla., January 24, 2006 — CSX Corporation (NYSE: CSX) today reported fourth quarter 2005 net earnings of $237 million, or $1.03 per share, a 45 percent increase in earnings per share from continuing operations versus the same quarter in 2004.
          “CSX delivered another quarter of strong performance in our Surface Transportation businesses,” said Michael J. Ward, CSX Corporation chairman and chief executive officer. “Our operations team is gaining traction in executing the ONE Plan, even while re-constructing our storm-damaged infrastructure on the Gulf Coast.”
          The company’s net earnings were driven by stronger Surface Transportation operating income, higher real estate sales and lower interest expense. Surface Transportation, which includes rail and intermodal operations, achieved:
•	the eighth consecutive quarter of both revenue and operating income growth;

•	revenue of $2.2 billion, which represents a quarterly record for the company;

•	record fourth-quarter operating income of $415 million, up 32 percent from the same period last year; and

•	an operating ratio of 81.3 percent, an improvement of 4.3 points from the same quarter last year.
          “We enter 2006 with a strong foundation, an economic environment that favors rail transportation, and momentum behind our key strategies,” Ward said. “In addition, we are on schedule with our capacity expansion plans to further drive value for our customers and shareholders.”
          CSX executives will provide additional perspective on the quarterly results in its earnings conference call, beginning at 11 a.m. Eastern Time today. Those interested in participating may dial 866-248-8494 and ask for the CSX earnings call. Participants should dial in 10 minutes prior to the call. A live webcast and presentation materials will also be available on the company’s website at www.csx.com in the Investors section.
          In addition, detailed financial information is contained in the CSX Quarterly Flash document, which is also posted on the website and furnished on Form 8-K with the Securities and Exchange Commission (SEC).
          CSX Corporation, based in Jacksonville, Fla., is one of the leading transportation companies, providing rail, intermodal and rail-to-truck transload services. The company’s transportation network spans 22,000 miles, with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports. More information about CSX Corporation and its subsidiaries is available at the company’s website, www.csx.com.
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          This press release and other statements by the Company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” and similar expressions. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement. If the Company does update any forward-looking statement, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements.
          Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others: (i) the Company’s success in implementing its financial and operational initiatives, (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; and (v) the outcome of claims and litigation involving or affecting the Company. Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the Company’s website at www.csx.com.
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